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                                                                  Exhibit 10.9


                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                                 AMENDMENT NO. 2
                                     TO THE
                             1990 STOCK OPTION PLAN
                            FOR NON-EMPLOYEE TRUSTEES


         WHEREAS, the Pennsylvania Real Estate Investment Trust (the "Trust") established the 1990 Stock Option Plan for Non-Employee Trustees (the "Plan") in 1990;

         WHEREAS, Section 12 of the Plan provides that, subject to shareholder approval for certain changes, the Board of Trustees of the Trust (the "Board") may amend the Plan; and

         WHEREAS, the Board desires to amend the Plan to provide for annual automatic grants to non-employee trustees of options for 2,500 shares of beneficial interest in the Trust ("Shares") rather than 1,000 Shares, to grant any newly elected non-employee trustee options for 5,000 Shares, and to make other, clarifying changes;

         NOW, THEREFORE, subject to the approval of the shareholders of the Trust, the Plan is hereby amended as follows, effective as of April 1, 1999:

         1. The reference in Section 6 of the Plan to "Section 422A" of the Internal Revenue Code is changed to a reference to "Section 422" of the Internal Revenue Code.

         2. Section 7(i) of the Plan is hereby amended to read as follows:

                  7.       Terms, Conditions and Form of Options. * * *

                           (i)      Option Grant Dates.

         (a) Newly-Elected Trustee. Options to purchase 5,000 Shares (as adjusted pursuant to Section 8) shall be granted automatically to each newly elected (i.e., elected for the first time) Eligible Trustee on the first stock trading day of the national securities exchange upon which the Shares are traded that occurs on or after the date of such election or, if the Shares are not listed on a national securities exchange and are traded over-the-counter, the date of the first trade as reported by NASDAQ (or, if not reported by NASDAQ, the date of the first trade that is reported as being made) on or after the date of such election.

         (b) Eligible Trustee. Annual options to purchase 2,500 Shares (as adjusted pursuant to Section 8) shall be granted automatically to each Eligible Trustee except for an Eligible Trustee who received an automatic grant described in (a) above during the six months preceding





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the applicable January grant date. The grant date shall be the last stock trading day of the national securities exchange upon which the Shares are traded in each January through 2004 or, if the Shares are not listed on a national securities exchange and are traded over-the-counter, the date of the last trade as reported by NASDAQ (or, if not reported by NASDAQ, the date of the last trade that is reported as being made) in each January through 2004.

                                    * * * * *

         3. Section 11 of the Plan is hereby amended to read as follows:

                  11. Effective Date and Duration of Plan. The Plan became effective immediately following approval by the shareholders at the 1990 Annual Meeting of shareholders. The period during which option grants shall be made under the Plan shall terminate on February 1, 2004 (unless the Plan is extended, or terminated on an earlier date, by shareholders) but such termination shall not affect the terms of any then outstanding options.

         4. The Plan, as hereby amended, shall remain in full force and effect.